EXHIBIT 99.1

Contacts:

Michael O. Staiger

Executive Vice President and

Chief Financial Officer

Copper Mountain Networks, Inc.

858.410.7110

IR@coppermountain.com

COPPER MOUNTAIN NETWORKS ANNOUNCES FOURTH QUARTER 2003

FINANCIAL RESULTS

PALO ALTO, Calif., February 24, 2004—Copper Mountain Networks, Inc. (Nasdaq: CMTN), a leading provider of intelligent broadband access solutions, today announced financial results for the fourth quarter of 2003. Net revenue for the fourth quarter of 2003 was $3.1 million, compared with $3.7 million in the third quarter of 2003.

Net loss on a generally accepted accounting principles (GAAP) basis for the fourth quarter of 2003 was $5.4 million, or $0.93 per share, compared to a net loss of $2.3 million, or $0.40 per share in the third quarter of 2003.

The net loss for the fourth quarter of 2003 includes a non-cash stock-based compensation charge of $0.7 million. The net loss for the third quarter of 2003 includes a gain of $2.6 million related to the recovery of bad debt expense and a non-cash stock-based compensation charge of $0.8 million.

Net cash and short-term investments utilized during the fourth quarter of 2003 was $4.6 million, versus $3.3 million during the third quarter of 2003. Cash and short-term investments totaled $23.0 million at the end of the fourth quarter of 2003.

Financial Highlights for the full year 2003 and key recent accomplishments include:

•	2003 cash burn declined 46% vs. 2002;

•	2003 revenue increased 8% vs. 2002;

•	Announced commercial deployment of VantEdge Access BRAS by two Independent Operating Companies (IOCs), Alpine Communications and Northern Arkansas Telephone;

•	Achieved significant progress in the National Local Exchange Carrier (NLEC) market, achieving short list status at three separate carriers;

•	Announced the acceptance and official listing of the VantEdge Access BRAS by the United States Department of Agriculture’s Rural Utilities Service (RUS), which provides

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Copper Mountain Networks Announces Fourth Quarter 2003 Financial Results

rural telecommunications companies and Independent Operating Companies (IOCs) with low interest financing for the purchase of telecommunications equipment that has met the demanding RUS standards for proven deployments, performance and reliability;

•	Announced that Dynavar Networking selected VantEdge Access BRAS for distribution to North American telecom service providers.

“In the past few months, we have seen a marked increase in large carrier formal procurement activities targeting next-generation BRAS solutions,” said Rick Gilbert, Chairman and CEO of Copper Mountain Networks. “In the same time frame, VantEdge has generated a great deal of interest from potential distribution partners who recognize that VantEdge is an excellent solution for a range of large carrier opportunities, and we are making good progress in our discussions with these potential partners. Copper Mountain remains well-positioned to compete for the large carrier BRAS selection decisions that will take place in 2004.”

Copper Mountain Networks’ fourth quarter 2003 earnings conference call will be broadcast live today at 1:30 p.m. PST (4:30 p.m. EST). The dial-in number for the conference call is 1.800.901.5218 (U.S./Canada) and 1.617.786.4511 (International). Please call a few minutes early to allow time for all participants to join. The live Webcast can be accessed through the Investor Relations section on the Copper Mountain Web site at www.coppermountain.com or www.streetevents.com.

A replay of the conference call will be available on Copper Mountain’s Web site approximately 45 minutes after the call concludes. For replay telephone access, dial 1.888.286.8010 (U.S./Canada) or 1.617.801.6888 (International) and enter passcode number 95787358. The telephone replay will be available for one week after the call. The Webcast replay will be available on Copper Mountain’s Web site until the results for the current fiscal quarter are released.

About Copper Mountain Networks

Copper Mountain Networks, Inc. (Nasdaq: CMTN) is a leading provider of intelligent broadband access solutions. The company offers a broad set of subscriber access and broadband remote access server (BRAS) equipment for ILECs, IXCs, PTTs, CLECs, IOCs, and other facilities-based carrier networks worldwide. These products enable efficient and scalable deployment of advanced voice, video, and data services while leveraging existing network infrastructures and reducing both capital and operational costs. Copper Mountain’s products have been proven in some of the

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Copper Mountain Networks Announces Fourth Quarter 2003 Financial Results

world’s largest broadband network deployments. For more information, please visit the company’s World Wide Web site at http://www.coppermountain.com. For investor relations information, contact us at 858.410.7110 or IR@coppermountain.com.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events based on current expectations and are subject to risks and uncertainties, such as statements regarding Copper Mountain’s unproven operating plan and customer acceptance of Copper Mountain’s products. Copper Mountain wishes to caution you that there are some factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: our ability to successfully introduce and commercialize the VantEdge product and the market acceptance of this product; our ability to penetrate the incumbent local exchange carrier (ILEC), inter-exchange carrier (IXC), and international postal, telephone and telegraph (PTT) service provider markets with the VantEdge product; our ability to penetrate the independent operating company (IOC) service provider market directly and via distribution channel partners; our ability to commence and successfully complete laboratory trials with our current and prospective customers; our ability to realize sufficient revenues in the future to sustain our operations or achieve profitability on an annual or quarterly basis; the need for additional financing and risks related to obtaining adequate financing in the current market environment; factors which could affect our profit margins or lead to increased expenses; factors affecting the demand for DSL and other broadband technologies; general economic conditions, and the extent and timing of the economic recovery, which are beyond Copper Mountain’s ability to control. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. Further, Copper Mountain expressly disclaims any obligation to update or revise any forward-looking statements contained herein to reflect future events or developments after the date hereof. We refer you to the documents Copper Mountain files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2002 and other reports and filings made with the Securities and Exchange Commission.

Copper Mountain and all Copper Mountain product names are trademarks of Copper Mountain Networks, Inc. All other marks are the property of their respective owners.

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Copper Mountain Networks Announces Fourth Quarter 2003 Financial Results

Copper Mountain Networks, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net revenue	$3,132	$4,172	$13,972	$12,941
Cost of revenue	1,283	2,958	4,923	(5,411)

Gross margin	1,849	1,214	9,049	18,352
Operating expenses:
Research and development	2,930	3,650	12,880	21,829
Sales and marketing	1,756	1,858	6,693	6,994
General and administrative	1,857	2,828	7,679	9,726
Amortization of deferred stock compensation	695	415	3,594	4,320
Recovery of bad debt	—	—	(3,404)	(4,442)
Restructuring costs	—	(749)	—	1,361

Total operating expenses	7,238	8,002	27,442	39,788

Income (loss) from operations	(5,389)	(6,788)	(18,393)	(21,436)
Other income, net	39	112	123	1,564

Net income (loss)	$(5,350)	$(6,676)	$(18,270)	$(19,872)

Basic net income (loss) per share	$(0.93)	$(1.21)	$(3.22)	$(3.68)
Basic common stock equivalent shares	5,772	5,510	5,668	5,407
Diluted net income (loss) per share	$(0.93)	$(1.21)	$(3.22)	$(3.68)
Diluted common stock equivalent shares	5,772	5,510	5,668	5,407

Condensed Balance Sheets

(in thousands)

	Dec. 31, 2003	Dec. 31, 2002
Assets

Current assets:
Cash and S-T investments	$22,980	$40,509
Accounts receivable	1,305	1,001
Inventory	2,194	1,054
Other current assets	734	1,438

Total current assets	27,213	44,002
Property and equipment, net	2,172	5,983
Other assets	619	624

	$30,004	$50,609

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$1,127	$998
Accrued liabilities	6,333	8,219
Current notes payable	168	3,366

Total current liabilities	7,628	12,583
Notes payable	—	168
Other liabilities	2,298	3,351
Total stockholders’ equity	20,078	34,507

	$30,004	$50,609